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                                                                    Exhibit a(2)

                                CITIFUNDS TRUST I

                              AMENDED AND RESTATED
                  ESTABLISHMENT AND DESIGNATION OF SERIES OF
              SHARES OF BENEFICIAL INTEREST (WITHOUT PAR VALUE)

      Pursuant to Section 6.9 of the Declaration of Trust, dated April 13, 1984, as amended and restated (the "Declaration of Trust"), of CitiFunds Trust I (formerly, Landmark Funds I) (the "Trust"), the undersigned, being a majority of the Trustees of the Trust, do hereby amend and restate the Trust's existing Establishment and Designation of Series of Shares of Beneficial Interest (without par value) in order to change the name of certain series of Shares (as defined in the Declaration of Trust) which were previously established and designated. No other changes to the special and relative rights of the existing series are intended by this amendment and restatement.

      1.(a)  The presently existing series are as follows:

         "CitiSelect(R) Folio 100"
         "CitiSelect(R) Folio 200"
         "CitiSelect(R) Folio 300"
         "CitiSelect(R) Folio 400"
         "CitiSelect(R) Folio 500"
         "CitiFunds(SM) Balanced Portfolio"

      (b) Effective as of that date selected by an officer of the Trust by written notice to the Trust, the following series of the Trust shall be renamed as set forth in the right column below.

         Series
         Currently Named:                  Renamed:
         ----------------                  --------
         CitiSelect(R)Folio 100            CitiSelect(R)Folio 100 Income
         CitiSelect(R)Folio 200            CitiSelect(R)Folio 200 Conservative
         CitiSelect(R)Folio 300            CitiSelect(R)Folio 300 Balanced
         CitiSelect(R)Folio 400            CitiSelect(R)Folio 400 Growth
         CitiSelect(R)Folio 500            CitiSelect(R)Folio 500 Growth Plus

      2. Each series shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of each series. Each Share of each series shall be redeemable, shall be entitled to one vote or fraction thereof in respect of a fractional share on matters on which shares of that series shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated or belonging to such series, and shall be entitled to receive its pro rata share of the net assets of such series upon liquidation of the series, all as provided in Section 6.9 of the Declaration of Trust.

      3. Shareholders of each series shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to each series as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.

      4. The assets and liabilities of the Trust shall be allocated to each series as set forth in Section 6.9 of the Declaration of Trust.

      5. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any series now or hereafter created or otherwise to change the special and relative rights of any such series.
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      IN WITNESS WHEREOF, the undersigned have executed this Establishment and
Designation of Series on separate counterparts this 30th day of April, 1999.

/s/ Philip W. Coolidge                    /s/ Riley C. Gilley
    ------------------------                  --------------------------
    PHILIP W. COOLIDGE                        RILEY C. GILLEY
    As Trustee and Not Individually           As Trustee and Not Individually

/s/ Diana R. Harrington                   /s/ Susan B. Kerley
    ------------------------                  --------------------------
    DIANA R. HARRINGTON                       SUSAN B. KERLEY
    As Trustee and Not Individually           As Trustee and Not Individually

/s/ Heath B. McLendon                     /s/ C. Oscar Morong, Jr.
    ------------------------                  --------------------------
    HEATH B. MCLENDON                         C. OSCAR MORONG, JR.
    As Trustee and Not Individually           As Trustee and Not Individually

/s/ E. Kirby Warren                       /s/ William S. Woods, Jr.
    ------------------------                  --------------------------
    E. KIRBY WARREN                           WILLIAM S. WOODS, JR.
    As Trustee and Not Individually           As Trustee and Not Individually